As filed with the Securities and Exchange Commission on September 8, 1999
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                               MESSAGEMEDIA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                     33-0612860
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                 6060 SPINE ROAD
                             BOULDER, COLORADO 80301
                                 (303) 440-7550
                    (Address of Principal Executive Offices)

                                  -------------

             DECISIVE TECHNOLOGY CORPORATION 1996 STOCK OPTION PLAN
                            JON CLARK AGREEMENT NO.1
                         STUART OBERMANN AGREEMENT NO.1
                         RANDALL BACHMEYER AGREEMENT NO.1
                         RANDY BACHMEYER AGREEMENT NO.2
                              KIM BROWER AGREEMENT
                              CHRIS BUSS AGREEMENT
                            SIMONE CAMPBELL AGREEMENT
                            JON CLARK AGREEMENT NO.2
                              DAVID CROOM AGREEMENT
                             JEANIE DUMONT AGREEMENT
                             DANIEL FOSTER AGREEMENT
                              MICHAEL LEE AGREEMENT
                           DESIREE' MAURICE AGREEMENT
                              MARCUS MEAD AGREEMENT
                              MIKE MORGAN AGREEMENT
                         STUART OBERMANN AGREEMENT NO.2
                           KRISTENE RENTERIA AGREEMENT
                             WALTER THAMES AGREEMENT


                            (Full Title Of The Plans)

                                  -------------

                                A. LAURENCE JONES
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               MESSAGEMEDIA, INC.
                                 6060 SPINE ROAD
                             BOULDER, COLORADO 80301
                                 (303) 440-7550
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                     --------------------------------------

                                   COPIES TO:
                             JAMES H. CARROLL, ESQ.
                             KEVIN M. GALLIGAN, ESQ.
                               COOLEY GODWARD LLP
                        2595 CANYON BOULEVARD, SUITE 250
                          BOULDER, COLORADO 80302-6737
                                 (303) 546-4000

                                  -------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

=========================================================================================================================
                                                                        PROPOSED             PROPOSED
                                                        AMOUNT TO       MAXIMUM               MAXIMUM          AMOUNT OF
         TITLE OF SECURITIES TO BE REGISTERED               BE       OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
                                                        REGISTERED   PER SHARE (1)(2)       PRICE (1)(2)         FEE (3)
-----------------------------------------------------   ----------   ----------------   ------------------   ------------
Common Stock, par value $.001
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Decisive              466,818        $    2.69        $ 1,255,792.26       $ 349.11
Technology Corporation 1996 Stock Option Plan
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Jon Clark              21,504        $    2.33        $    50,104.32       $  13.93
Agreement No.1
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Stuart Obermann       107,521        $    2.33        $   250,523.93       $  69.65
Agreement No.1
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Randall Bachmeyer      43,008        $    3.49        $   150,097.92       $  41.73
Agreement No.1
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Randy Bachmeyer       182,442        $    0.94        $   171,495.48       $  47.68
Agreement No.2
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Kim Brower              2,150        $    0.94        $     2,021.00       $   0.56
Agreement
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Chris Buss             19,353        $    0.94        $    18,191.82       $   5.06
Agreement
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Simone Campbell         3,225        $    0.94        $     3,031.50       $   0.84
Agreement
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Jon Clark             144,551        $    0.94        $   135,877.94       $  37.77
Agreement No.2
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the David Croom             6,451        $    0.94        $     6,063.94       $   1.69
Agreement
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Jeanie DuMont           4,300        $    0.94        $     4,042.00       $   1.12
Agreement
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Daniel Foster           5,591        $    0.94        $     5,255.54       $   1.46
Agreement
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Michael Lee             8,601        $    0.94        $     8,084.94       $   2.25
Agreement
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Desiree' Maurice        9,676        $    0.94        $     9,095.44       $   2.53
Agreement
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Marcus Mead             4,300        $    0.94        $     4,042.00       $   1.12
Agreement
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Mike Morgan             2,150        $    0.94        $     2,021.00       $   0.56
Agreement
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Stuart Obermann       103,091        $    0.94        $    96,905.54       $  26.94
Agreement No.2
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Kristene Renteria       4,300        $    0.94        $     4,042.00       $   1.12
Agreement
-----------------------------------------------------   ---------        ---------        --------------       --------
Common Stock to be issued under the Walter Thames           9,461        $    0.94        $     8,893.34       $   2.47
Agreement
=====================================================   =========        =========        ==============       ========
                                                Total   1,148,493        $    1.90        $ 2,185,581.91       $ 607.59
=====================================================   =========        =========        ==============       ========

================================================================================

(1) Estimated in accordance with Rule 457(h) of Regulation C solely for the purpose of calculating the registration fee.

(2) The proposed maximum aggregate offering price is computed based upon the exercise price of each outstanding option under the Decisive Technology Corporation 1996 Stock Option Plan (the "Decisive Plan"), the Jon Clark Agreement No. 1, the Stuart Obermann Agreement No. 1, and the Randall Bachmeyer Agreement No. 1 (collectively, the "Performance Options"), and the Randy Bachmeyer Agreement No. 2, the Kim Brower Agreement, the Chris Buss Agreement, the Simone Campbell Agreement, the Jon Clark Agreement No. 2, the David Croom Agreement, the Jeanie DuMont Agreement, the Daniel Foster Agreement, the Michael Lee Agreement, the Desiree' Maurice Agreement, the Marcus Mead Agreement, the Mike Morgan Agreement, the Stuart Obermann Agreement No. 2, the Kristene Renteria Agreement, and the Walter Thames Agreement (collectively, the "$0.94 Option Agreements"). The weighted average exercise price of the shares subject to outstanding options under the plans or agreements registered on this Form S-8 are as follows: the Decisive Plan is $2.69 per share, the Jon Clark Agreement No. 1 is $2.33 per share, Stuart Obermann Agreement No. 1 is $2.33 per share, Randall Bachmeyer Agreement No. 1 is $3.49 per share, and each of the $0.94 Option Agreements is $0.94 per share.

(3) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which requires that the fee be calculated by multiplying the maximum aggregate offering price amount by 0.000278.

The shares registered hereunder will be issued upon the exercise of stock options that were assumed by MessageMedia, Inc., a Delaware corporation (the "Registrant"), pursuant to (1) that certain Agreement and Plan of Reorganization among the Registrant, Revnet Systems, Inc., an Alabama corporation ("Revnet"), and MM1 Acquisition Corporation, an Alabama corporation, entered into as of July 22, 1999 and (2) that certain Agreement and Plan of Reorganization among the Registrant, Decisive Technology Corporation, a California corporation ("Decisive"), and MM2 Acquisition Corporation, a Delaware corporation, entered into as of July 27, 1999. These options were originally granted to employees of Revnet pursuant to various stock option agreements and employees of Decisive under its 1996 Stock Option Plan.

================================================================================

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by MessageMedia, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

         (c) The Company's Current Reports on Form 8-K filed with the SEC on December 23, 1998 (as amended on February 19, 1999), April 5, 1999 and August 24, 1999;

         (d) The description of the Company's common stock set forth in the Registration Statement on Form 8-A, dated November 19, 1996; and

         (e) The Company's Definitive Proxy Statement dated April 28, 1999 for the 1999 annual meeting of stockholders held on May 28, 1999.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of the person's service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery and such other court shall deem proper."

         The Company's Certificate of Incorporation states that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         The Registrant's Bylaws provide that the Company may indemnify each person who is or was a director of the Company to the full extent permitted by the DGCL. Such Bylaws also provide that the Registrant may, but is not required to, indemnify its employees and agents (other than directors and officers) to the extent and in the manner permitted by the DGCL.

         The Registrant has entered into an indemnification agreement with each of its directors and officers and intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS


  EXHIBIT
  NUMBER            DESCRIPTION

   4.1              Decisive Technology Corporation 1996 Stock Option Plan.

   4.2 Form of Incentive Stock Option Agreement used under Decisive Technology Corporation. 1996 Stock Option Plan.

   4.3              Jon Clark Agreement No. 1

   4.4              Stuart Obermann Agreement No. 1

   4.5              Randall Bachmeyer Agreement No. 1

   4.6              Randy Bachmeyer Agreement No. 2

   4.7              Kim Brower Agreement

   4.8              Chris Buss Agreement

   4.9              Simone Campbell Agreement

   4.10             Jon Clark Agreement No. 2

   4.11             David Croom Agreement

   4.12             Jeanie DuMont Agreement

   4.13             Daniel Foster Agreement

   4.14             Michael Lee Agreement

   4.15             Desiree' Maurice Agreement

   4.16             Marcus Mead Agreement

   4.17             Mike Morgan Agreement

   4.18             Stuart Obermann Agreement No. 2

   4.19             Kristene Renteria Agreement

   4.20             Walter Thames Agreement

   5.1              Opinion of Cooley Godward LLP

   23.1             Consent of Ernst & Young LLP, Independent Auditors

   23.2             Consent of PricewaterhouseCoopers LLP

   23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

   24               Power of Attorney is contained on the signature pages.



ITEM 9.           UNDERTAKINGS.

The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the 7th day of September 1999.

                                      MESSAGEMEDIA, INC.

                                      By:  /s/ A. LAURENCE JONES
                                         -----------------------
                                         A. Laurence Jones
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints A. Laurence Jones and Mary Beth Loesch, his or her true and lawful attorneys-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any or all amendments (including post-effective amendments) to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of equity securities of MessageMedia, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities on this 7th day of September 1999.

SIGNATURE                TITLE

                         Co-Chairman of the Board of Directors
--------------------
Bradley A. Feld

 /s/ Gerald A. Poch      Co-Chairman of the Board of Directors
--------------------
Gerald A. Poch

/s/ A Laurence Jones     President, Chief Executive Officer
---------------------    and Director
A. Laurence Jones        (Principal Executive, Financial and Accounting Officer)


/s/ Dennis J. Cagan      Director
---------------------
Dennis J. Cagan

/s/ R. Terry Duryea      Director
---------------------
Terry Duryea

                         Director
---------------------
Ronald D. Fisher

/s/ Pamela H. Patsley    Director
---------------------
Pamela H. Patsley

/s/ Gary E. Rieschel     Director
---------------------
Gary E. Rieschel

                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER            DESCRIPTION
   4.1              Decisive Technology Corporation 1996 Stock Option Plan.

   4.2              Form of Incentive Stock Option Agreement used under Decisive
                    Technology Corporation. 1996 Stock Option Plan.

   4.3              Jon Clark Agreement No. 1

   4.4              Stuart Obermann Agreement No. 1

   4.5              Randall Bachmeyer Agreement No. 1

   4.6              Randy Bachmeyer Agreement No. 2

   4.7              Kim Brower Agreement

   4.8              Chris Buss Agreement

   4.9              Simone Campbell Agreement

   4.10             Jon Clark Agreement No. 2

   4.11             David Croom Agreement

   4.12             Jeanie DuMont Agreement

   4.13             Daniel Foster Agreement

   4.14             Michael Lee Agreement

   4.15             Desiree' Maurice Agreement

   4.16             Marcus Mead Agreement

   4.17             Mike Morgan Agreement

   4.18             Stuart Obermann Agreement No. 2

   4.19             Kristene Renteria Agreement

   4.20             Walter Thames Agreement

   5.1              Opinion of Cooley Godward LLP

   23.1             Consent of Ernst & Young LLP, Independent Auditors

   23.2             Consent of PricewaterhouseCoopers LLP

   23.3 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

   24               Power of Attorney is contained on the signature pages.